MONTHLY NOTEHOLDERS STATEMENT

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST

SERIES 2001-A

Pursuant to the Pooling and Servicing Agreement, dated as of January 17, 1996 (as may be amended, from time to time, the “Agreement”), as supplemented by the Series 1996-B, 1999-A and 2001-A Supplements (as amended and Supplemented, the “Series Supplement”), each among World Financial Network National Bank, as Servicer, WFN Credit Company, LLC as Transferor and the Harris Trust, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust.  The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

Monthly Period:	Aug-02
Determination Date:	12-Sep-02
Distribution Date:	16-Sep-02
Number of Days in period	32
Period	12

A. DEAL PARAMETERS — Series 2001-A

(a) Class A Initial Investor Interest	$702,000,000.00	78.00%
(b) Class B Initial Investor Interest	$76,500,000.00	8.50%
(c) Collateral Initial Interest	$121,500,000.00	13.50%
(d) Total Initial Interest (a + b + c)	$900,000,000.00

(e) Required Retained Transferor Percentage	4.00%
(f) Additional Minimum Transferor Percentage (2% Nov-Jan; 0% otherwise)	0.00%

(g) LIBOR rate as of most recent reset day	1.78000%

(h) Class A Noteholder Rate ((g) + .24)	2.02%
(i) Class A Swap Rate	5.11%

(j) Class B Noteholder Rate ((g) + .67)	2.45%
(k) Class B Swap Rate	5.54%

(l) Current Collateral Noteholder Rate ((g) + 1.55)	3.36135%
(m) Class C Swap Rate	6.47%

(n) Servicing Fee Percentage	2.00%

I. RECEIVABLES IN THE TRUST

(a) Beginning of the Month Principal Receivables	$2,098,019,067.08

(b) Collection of Principal Receivables	$309,675,619.63
(c) Defaulted Receivables (principal charge-offs):	$16,761,834.32
(d) Dilution (Principal net of Debit Adjustments):	$35,034,603.10
(e) Sales (principal receivables generated):	$382,434,914.53
(f) Net (Removal)/Addition of Principal Receivables:	$0.00

(g) End of Month Principal Receivables (a - b - c - d + e + f)	$2,118,981,924.56

(h) Recoveries of previously Charged-off Receivables:	$3,701,104.73

(i) Beginning of the Month Finance Charge Receivables	$62,984,429.01
(j) End of the Month Finance Charge Receivables	$65,601,941.91

(k) Total Receivables as of 6 months prior to this distribution date	$2,103,799,218.40

II. INVESTED AMOUNTS AND ALLOCATION PERCENTAGES

2001-A

(a) Beginning of Period Class A Invested Amount	$702,000,000.00
(b) Beginning of Period Class B Invested Amount	$76,500,000.00
(c) Beginning of Period Collateral Interest	$121,500,000.00
(d) Beginning of Period Class D Invested Amount	$0.00
(e) Beginning of Period Total Invested Amount (a + b + c + d)		$900,000,000

(f) End of Period Class A Invested Amount (a - IX.b - XI.g)	$702,000,000.00
(g) End of Period Class B Invested Amount (b - IX.e - XI.m)	$76,500,000.00
(h) End of Period Collateral Interest (c - IX.h - XI.r)	$121,500,000.00
(i) End of Period Class D Invested Amount (d - IX.e - XI.m)	$0.00
(j) End of Period Total Invested Amount (f + g + h + i)		$900,000,000

(k) Floating Allocation Percentage (e / (I.a))	42.90%
(l) Class A Floating Allocation Percentage (a / e)	78.00%
(m) Class B Floating Allocation Percentage (b / e)	8.50%
(n) Collateral Allocation Percentage (c / e)	13.50%
(o) Class D Floating Allocation Percentage (d / e)	0.00%

(p) Floating Allocation of Defaulted Amount	$6,839,861.20

III. TRANSFEROR INTEREST

(a) Beginning Transferor’s Interest (I.a - II.e - VFC Invested Amount)	$94,951,410.53
(b) Ending Transferor’s Interest (I.g - II.j - VFC Invested Amount)	$93,854,497.88
(c) Required Transferor’s Interest ((A.f + A.g)*I.g)	$91,723,512.27
(d) Excess Funding Account Balance at end of Monthly Period	$0.00
(e) Sum of Principal Receivables at end of Monthly Period and Excess Funding Account at end of Monthly Period (e + I.g)	$2,118,981,924.56

IV. PERFORMANCE SUMMARY

COLLECTIONS:
(a) Collections of Principal Receivables	$309,675,619.63
(b) Collections of Finance Charge Receivables	$46,065,782.86
(c) Total Collections (a+b).	$355,741,402.49

(f) Interest and Earnings on Finance Charge Account (2001-A)	8,149.27
(i) Interest and Earnings on Cash Collateral Account (2001-A)	35,037.43

DELINQUENCIES AND LOSSES:
End of the month delinquencies:
(j) 1-30 days delinquent (CA1)	$155,472,322.62	53.00%
(k) 31-60 days delinquent (CA2)	$49,514,301.80	16.88%
(l) 61-90 days delinquent (CA3)	$31,951,031.55	10.89%
(m) 91-120 days delinquent (CA4)	$23,873,356.02	8.14%
(n) 121-150 days delinquent (CA5)	$18,003,309.61	6.14%
(o) 151+ days delinquent (CA6)	$14,525,023.29	4.95%

(p) Total delinquencies (j + k + l + m + n + o)	$293,339,344.89	100.00%

V. TRUST ACCOUNT BALANCES

(a) Excess Funding Account	$0.00
(b) Cash Collateral Account - Series 2001-A	$22,500,000.00
(c) Spread Account - Series 2001-A	$9,000,000.00

VI. ALLOCATION and APPLICATION of COLLECTIONS
Series 2001-A
(a) Floating Allocation of Finance Charges	$18,824,321.04
(b) Class A Available Funds ((II.l)*(a))	$14,682,970.41
(c) Class A Monthly Interest	$1,260,480.00
(d) Class A Swap Payment Due to Swap Provider	$1,928,160.00
(e) Class A Servicing Fee ((A.m*II.a)/12)	$1,170,000.00
(f) Class A Investor Default Amount (II.l*II.m)	$5,335,091.74
(g) Class A Uncovered Dilution	$0.00
(h) Class A contribution to Excess Spread (b - c - d - e - f - g)	$4,989,238.68

(i) Class B Available Funds ((II.m)*(a))	$1,600,067.29
(j) Class B Monthly Interest	$166,600.00
(k) Class B Swap Payment Due to Swap Provider	$210,120.00
(l) Class B Servicing Fee ((A.m*II.b)/12)	$127,500.00
(m) Class B contribution to Excess Spread (i - j - k - l)	$1,095,847.29

(n) Collateral Available Funds ((II.n)*(a))	$2,541,283.34
(o) Collateral Interest Servicing Fee [if not WFN or Harris]	$0.00
(p) Collateral Interest contribution to Excess Spread (n - o)	$2,541,283.34

(q) Class D Available Funds ((II.o)*(a))	$0.00
(r) Class D Servicing Fee ((A.m*II.d)/12)	$0.00
(s) Class D contribution to Excess Spread (q - r)	$0.00

(t) Total Contributions to Excess Spread (h +m +p + s)	$8,626,369.30
(u) Class A Required Amount	$0.00
(v) Class B Required Amount	$0.00
(w) Class B Investor Default Amount (II.m*II.p)	$581,388.20
(x) Class B Uncovered Dilution	$0.00
(y) Collateral Monthly Interest ((A.k or A.l)*(A.c-X.g)*(#days)/360)	$363,025.76
(z) Class C Swap Payment Due to Swap Provider	$339,120.00
(aa) Collateral Servicing Fee [if WFN or BONY] ((A.m*II.c)/12)	$202,500.00
(ab) Collateral Default Amount (II.n*II.p)	$923,381.26
(ac) Collateral Uncovered Dilution	$0.00
(ad) Class D Monthly Interest ((A.l)*(A.d - X.j)*30/360)	$0.00
(ae) Class D Required Amount	$0.00
(af) Class D Investor Default Amount (II.o*II.p)	$0.00
(ag) Class D Uncovered Dilution	$0.00
(ah) Required to be Deposited into Cash Collateral Account	$0.00
(ai) Reserve Account Funding Date
(aj) Reserve Fund Cap
(ak) Required Reserve Account Amount (ai * II.a)
(al) Amounts Due under Loan Agreement	$0.00
(am) Excess Fin. Chg. Collections Available to WFN (t-u-v-w-x-y-z-aa-ab-ac-ad-ae-af-ag-ak-al)(subject to adjustments in accordance with the Loan Agreements)	$6,216,954.08

(an) Required Draw from Cash Collateral Account	$0.00

VII. YIELD and BASE RATE
	Series 2001-A
Base Rate
(Class A Monthly Interest, Class B Monthly Interest, Collateral Monthly Interest and Investor Servicing Fee divided by Investor Interest.

(a) Base Rate (current month)	7.33%
(b) Base Rate (prior month)	7.33%
(c) Base Rate (2 months prior)	7.33%

(d) 3 Month Average Base Rate	7.33%

Gross Portfolio Yield
(Finance Charge Collections allocable to investors/total invested amount)

(e) Gross Portfolio Yield (current month)	25.10%
(f) Gross Portfolio Yield (prior month)	24.93%
(g) Gross Portfolio Yield (2 months prior)	26.88%

(h) 3 Month Average Gross Portfolio Yield	25.64%

Portfolio Yield
(Finance Charge Collections allocable to investors less investor defaulted amount/total invested amount)

(i) Portfolio Yield (current month)	15.98%
(j) Portfolio Yield (prior month)	15.81%
(k) Portfolio Yield (2 months prior)	17.33%

(l) 3 Month Average Portfolio Yield	16.38%

Portfolio Adjusted Yield
(Portfolio Yield minus Base Rate minus 50%)

(o) Portfolio Adjusted Yield (current month)	8.14%
(p) Portfolio Adjusted Yield (prior month)	7.98%
(q) Portfolio Adjusted Yield (2 months prior)	9.50%

(r) Portfolio Adjusted Yield (3 month avg.)	8.54%

VIII. PORTFOLIO PERFORMANCE RATES

		TOTAL
(a) Gross Principal Charge-Offs (% of Total Principal Receivables (at beginning of month))		9.49	% (annualized)
(b) Gross Principal Charge-Offs (% of Total Principal Receivables (as of 6 months prior))		0.80%
(1.) Gross Principal Charge-Offs (% of Total Principal Receivables (as of 6 months prior))		9.56	% (annualized)
(c) Net Principal Charge-Offs (% of Total Principal Receivables (at beginning of month))		7.40	% (annualized)
(d) Monthly Payment Rate (% of Total Receivables Outstanding (at beginning of month))		16.96%
(e) Portfolio Yield to Investors (annualized)		12.06%
(f) Excess Finance Charge Collections %		8.64%

IX. ACCUMULATION and PRINCIPAL FUNDING ACCOUNT
Series 2001-A

(a) Cumulative Class A principal distributed to PFA (as of prior distribution date)	$0.00
(b) Class A Principal deposited in the PFA	$0.00
(c) Total Class A Principal deposited in the PFA (a + b)	$0.00

(d) Cumulative Class B principal distributed to PFA (as of prior distribution date)	$0.00
(e) Class B Principal deposited in the PFA	$0.00
(f) Total Class B Principal deposited in the PFA (a + b)	$0.00

(g) Ending PFA balance (c + f)	$0.00

X. PRINCIPAL REPAYMENT
Series 2001-A

(a) Class A Principal Paid (as of prior distribution dates)	$0.00
(b) Class A Principal Payments	$0.00
(c) Total Class A Principal Paid (a + b)	$0.00

(d) Class B Principal Paid (as of prior distribution dates)	$0.00
(e) Class B Principal Payments	$0.00
(f) Total Class B Principal Paid (d + e)	$0.00

(g) Collateral Principal Paid (as of prior distribution dates)	$0.00
(h) Collateral Principal Payments	$0.00
(i) Total Collateral Principal Paid (g + h)	$0.00

(j) Class D Principal Paid (as of prior distribution dates)	$0.00
(k) Class D Principal Payments	$0.00
(l) Total Class D Principal Paid (d + e)	$0.00

XI. INVESTOR CHARGE-OFFS
Series 2001-A
(a) Class A Investor Defaults and Uncovered Dilution	$5,335,091.74
(b) Reimbursed from Class A Available Funds	$5,335,091.74
(c) Reimbursed from Excess Spread	$0.00
(d) Reimbursed from Cash Collateral Account	$0.00
(e) Reimbursed from Reallocated Principal Collections	$0.00
(f) Total reimbursed in respect of Class A Investor Defaults and Dilution	$5,335,091.74
(g) Class A Investor Charge-off (a - f)	$0.00

(h) Class B Investor Defaults and Uncovered Dilution	$581,388.20
(i) Reimbursed from Excess Spread	$581,388.20
(j) Reimbursed from Cash Collateral Account	$0.00
(k) Reimbursed from Reallocated Principal Collections	$0.00
(l) Total reimbursed in respect of Class B Investor Defaults and Dilution	$581,388.20
(m) Class B Investor Charge-off (h - l)	$0.00

(n) Collateral Defaults and Uncovered Dilution	$923,381.26
(o) Reimbursed from Excess Spread	$923,381.26
(p) Reimbursed from Cash Collateral Account	$0.00
(q) Total reimbursed in respect of Collateral Defaults and Dilution	$923,381.26
(r) Collateral Charge-off (n - q)	$0.00

(s) Class D Investor Defaults and Uncovered Dilution	$0.00
(t) Reimbursed from Excess Spread	$0.00
(u) Reimbursed from Cash Collateral Account	$0.00
(v) Reimbursed from Reallocated Principal Collections	$0.00
(w) Total reimbursed in respect of Class D Investor Defaults and Dilution	$0.00
(x) Class D Investor Charge-off (s - w)	$0.00

World Financial Network National Bank, as Servicer

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